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Exhibit 5.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement of Falconbridge Limited on Form F-9 filed the date hereof of our report dated January 31, 2003 appearing in the Annual Report on Form 40-F of Falconbridge Limited for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Toronto, Canada
December 23, 2003

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INDEPENDENT AUDITORS' CONSENT